                                                                   EXHIBIT 10.20

                          EMPLOYEE SEVERANCE AGREEMENT


        WHEREAS, the Board of Directors of VitalCom Inc., a Delaware corporation (the "Company"), has determined it to be in the best interests of the Company and its stockholders to provide certain employees (the "Designated Employees") holding stock options with certain protection from events that could occur in connection with certain changes of control of the Company; and

        WHEREAS, to accomplish this objective and encourage the Designated Employees to continue employment with the Company, the Company desires to enter into this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the Company and the undersigned employee (the "Optionee") hereby agree as follows:

        Unless otherwise defined herein, the terms defined in the Company's 1993 Stock Option Plan, as amended, and the related stock option agreements shall have the same defined meanings therein.

1.      Vesting Acceleration on Change of Control.

        (a) Vesting Acceleration. In the event of a "Change of Control", all of the Optionee's rights to purchase stock under all stock option agreements with the Company shall be automatically vested in their entirety on an accelerated basis and be fully exercisable:

                (i) as of the date immediately preceding such "Change of Control" in the event any such stock option agreement is or will be terminated or canceled (except by mutual consent) or any successor to the Company fails to assume and agree to perform all such stock option agreements as provided in Section 2(a) hereof at or prior to such time as any such person becomes a successor to the Company; or

                (ii) as of the date immediately preceding such "Change of Control" in the event the Optionee does not or will not receive upon exercise of the Optionee's stock purchase rights under any such stock option agreement the same identical securities and/or other consideration as is received by all other shareholders in any merger, consolidation, sale, exchange or similar transaction occurring upon or after such "Change of Control"; or

                (iii) as of the date immediately preceding any "Involuntary Termination" of the Optionee occurring upon or after any such "Change of Control"; or

                (iv) as of the date twelve (12) months following the first such "Change of Control", provided that the Optionee shall have remained an employee of the Company continuously throughout such twelve-month period; whichever shall first occur (all quoted terms as defined below).

        (b) Change of Control. "Change of Control" means the occurrence of any of the following events:

                (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

                (ii) A change in the composition of the Board of Directors of the Company as a result of which fewer than a majority of the directors are "Incumbent Directors." "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or
        (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for election as a director without objection to such nominations) of at lease three-quarters of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of the Company); or

                (iii) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        (c) Involuntary Termination. "Involuntary Termination" shall mean (i) a termination by the Company of the Optionee's employment with the Company other than for Cause; (ii) a material reduction of or variation in the Optionee's duties, authority or responsibilities, relative to the Optionee's duties, authority or responsibilities as in effect immediately prior to such reduction or variation; (iii) a reduction by the Company in the base salary of the Optionee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits, including bonuses, to which the Optionee was entitled immediately prior to such reduction, with the result that the Optionee's overall benefits package is materially reduced; or (v) the relocation of the Optionee to a facility or a location more than thirty (30) miles from Optionee's then present location.

        (d) Cause. "Cause" shall mean (1) any willful act of personal dishonesty, fraud or misrepresentation taken by the Optionee in connection with his or her responsibilities as an employee which was intended to result in substantial gain or personal enrichment of the Optionee at Optionee's conviction of a felony on account of any act which was materially and demonstrably injurious to the Company, or (iii) the Optionee's willful and continued failure to substantially perform his or her principal duties and obligations of employment (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not remedied in a reasonable period of time after receipt of written notice from the Company. For the purposes of this Section 1(d), no act or failure to act shall be considered "willful" unless done or omitted to be done in bad faith and without reasonable belief that the act or omission was in or not opposed to the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done or omitted to be done in good faith and in the best interests of the Company. Notwithstanding anything herein to the contrary, the Optionee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Optionee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors of the Company at a meeting of the Board called and held for the purpose (after reasonable notice to the Optionee and an opportunity for the Optionee with Optionee's counsel to be heard before the Board) finding that in the good faith opinion of the Board the Optionee was properly terminated for Cause.

        (e) Voluntary Resignation: Termination For Cause. If the Optionee's continuous status as an employee of the Company terminates by reason of the Optionee's voluntary resignation (and not Involuntary Termination) or if the Optionee's continuous status as an employee of the Company is terminated for Cause, in either case prior to such time as accelerated vesting occurs as provided in Sections 1(a) and 1(f) hereof, then the Optionee shall not be entitled to receive accelerated vesting under Sections 1(a) and 1(f) hereof.

        (f) Vesting Acceleration in Event Optionee not Chief Executive Officer. In addition to any other acceleration rights granted pursuant hereto, in the event that, upon or within one year after any "Change of Control" described in
Section 1 (b)(iii) hereof, the Optionee is not the Chief Executive Officer of the surviving entity, except if by "Voluntary Resignation" or "Termination For Cause" described in Sections 1(d) and 1(e), all of the Optionee's rights to purchase stock under all stock option agreements with the Company not then vested shall be automatically vested in their entirety on an accelerated basis and shall be fully exercisable on the earlier to occur of the following:

                (i) At such times as such options would otherwise vest pursuant to Optionee's stock option agreement(s); or

                (ii) Fifty percent (50%) of the stock options not vested at the time of the event causing the acceleration shall vest six (6) months after the Change of Control, and fifty percent (50%) of the stock options not vested at the time of the event causing the acceleration shall vest twelve (12) months after the Change in Control.

2.      Successors

        (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger or consolidation) shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession.

        (b) Successors. The terms of this Agreement and all rights of the Optionee hereunder shall insure to the benefit of; and be enforceable by, the Optionee' s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

3. Modification: Waiver. No provision of this Agreement shall be modified or waived unless the modification or waiver is agreed to in writing and signed by the Optionee and by an authorized officer of the Company (other than the Optionee).

4. Entire Agreement. This Agreement, together with all present and future stock option agreements entered into between the Company and the Optionee represent the entire agreement of the parties hereto with respect to the subject matter thereof. In the event of any conflict between the terms of this Agreement and the terms of any such present or future stock option agreements, the terms of this Agreement shall prevail.

5. Choice of Law: Arbitration. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Orange County, California, by three arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company shall bear all costs and expenses arising out of or in connection with any arbitration pursuant to this Section 5.

6. No Employment Agreement. This Agreement shall not constitute an employment agreement. The Optionee's employment with the Company shall constitute employment "at will", unless otherwise provided in some other written agreement between the Company and the Optionee.

    IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.


COMPANY
"OPTIONEE"                                            VITALCOM INC.


By
  -----------------------------------      -------------------------------------
  Its:    Chairman of the Board                     Frank T. Sample


Date:                                      Date:
     --------------------------------           --------------------------------